Exhibit 10.2

PRECIPIO, INC.

November 29, 2018

Re:	Letter Agreement with respect to repricing of warrants

Dear Mr.[                      ]

Reference is hereby made to the shares of common stock issuable upon exercise of warrants, set out in the attached schedule A, to purchase shares of common stock that are currently exercisable (the “Warrants”) and your agreement to purchase convertible notes together with applicable warrants (in a number of tranches) in accordance with the terms of the Securities Purchase Agreement dated April 20, 2018 as amended and Restated pursuant to an Amendment Agreement dated November 29, 2018, and by which agreement to purchase the Company is provided with $[                      ] of gross proceeds for the issuance of Notes with an aggregate principal of $[                      ].

The Company hereby agrees to reprice the exercise of total of [                      ] Warrants currently held by you as the Holder and to amend the definition of “Exercise Price” in the Warrant agreements issued in respect of the Warrants to the exercise price set out in Column E of Schedule A.

Please execute this Letter Agreement in the signature block below if you agree to the terms herein, whereupon this Letter Agreement shall become a binding agreement between you and the Company with regard to the Warrants

This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law doctrine. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This letter agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties hereto with respect to such subject matter.

[Signature Pages Follow]

Sincerely,

PRECIPIO, INC.

By: _____________________
Name: Ilan Danieli
Title: Chief Executive Officer

As evidenced by the below signature, the Investor hereby agrees to the Letter Agreement as of this 29 day of November, 2018:

By
Name: [ ]

SCHEDULE A